Exhibit 10.1
Note: Do not sign and return this document to the Company. By clicking on the [“ACCEPT” box], you acknowledge that you have read the information below and agree to be bound by the terms of the Plan and Option Agreement, including the Appendix. To avoid cancellation of the Award, you must provide such acceptance within ninety (90) days of the Date of Grant, as set forth in Section 10 of this Agreement.
SERVICESOURCE INTERNATIONAL, INC.
2011 EQUITY INCENTIVE PLAN
GLOBAL STOCK OPTION AGREEMENT
Unless otherwise defined herein, the terms defined in the ServiceSource International, Inc. (the “Company”) 2011 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in the Option Agreement.

I.	NOTICE OF GRANT
Name:
You have been granted an option to purchase shares of Common Stock of the Company (“Shares”), subject to the terms and conditions of the Plan and the Option Agreement, as follows:
Grant Number:
Grant Date:
Vesting Commencement Date:
Exercise Price per Share:
Total Number of Shares Granted:
Total Exercise Price:
Type of Option:         Nonstatutory Stock Option
Term/Expiration Date:        10 Years from the Grant Date
Vesting Schedule:
Subject to accelerated vesting as set forth in duly authorized written agreements by and between the Optionee and the Company, this Option may be exercised, in whole or in part, in accordance with the following schedule:
[Insert Vesting Schedule]

II.	AGREEMENT
1.Grant of Option.
The Company hereby grants to the optionee (the “Optionee”) named in the Notice of Grant section of the Global Stock Option Agreement (the “Notice of Grant”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Global Stock Option Agreement, including any special terms and conditions for the Optionee’s country of residence contained in the Appendix (as defined below) (together, the “Option Agreement”) and the Plan (which is incorporated herein by reference). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.
2.Exercise of Option.
(a)Right to Exercise. This Option is exercisable during its term and following the one-year anniversary of the Grant Date in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement, subject to the Optionee’s remaining a Service Provider on each vesting date. For the avoidance of doubt, under no circumstances is any portion of the Option exercisable prior to the one-year anniversary of the Grant Date, whether or not such portion vested. Any portion of the Option that vests prior to the one-year anniversary of the Grant Date shall become exercisable upon the one-year anniversary of the Grant Date, subject to the terms and conditions of the Notice of Grant and the Option Agreement.
(b)Post-Termination Exercise Period. Unless otherwise provided in Section 2(c), if the Optionee ceases to be a Service Provider, then this Option may be exercised, but only to the extent vested on the date of such cessation as a Service Provider, until the earlier of (i) ninety days after the date upon which the Optionee ceases to be a Service Provider, or (ii) the original ten-year Option term.
(c)Termination for Cause. Notwithstanding any other provision of this Option Agreement or the Plan, in the event that the Optionee is terminated for Cause (as defined herein), the Option shall terminate in its entirety, whether vested or unvested, and the Optionee shall have no further rights with respect to such Option.
For purposes of this Option Agreement, “Cause” means the occurrence of any of the following events, as determined by the Company in its sole discretion: (i) the Optionee’s commission of, or participation in, acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude; (ii) the Optionee’s intentional, material violation of any contract or agreement between the Optionee and the Company or the Company’s Subsidiary or affiliate employing the Optionee (the “Employer”) or any statutory duty owed to the Company or the Employer; (iii) the Optionee’s unauthorized use or disclosure of the proprietary or confidential information of the Company or the Employer, or (iv) the Optionee’s gross failure to perform, refusal to perform, or neglect in the performance of, his or her duties, functions or responsibilities.
(d)Method of Exercise. This Option may be exercised with respect to all or any part of any vested Shares by giving the Company or any third-party stock option plan administrator designated by the Company written or electronic notice of such exercise, in the form designated by the Company or the Company’s designated third-party stock option plan administrator, specifying the number of Shares as to which this Option is exercised and accompanied by payment of the aggregate Exercise Price and any Tax-Related Items (as defined in Section 5 below) as to all exercised Shares.

This Option shall be deemed to be exercised upon receipt by the Company or any third-party stock option plan administrator designated by the Company of such fully executed exercise notice accompanied by such aggregate Exercise Price.
No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with applicable laws, as determined by the Company.
(e)Payment of Exercise Price. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee: (i) cash; or (ii) check; or (iii) delivery of a properly executed exercise notice together with such other documentation as the Administrator and a broker designated by the Company, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the Exercise Price.
3.Non-Transferability of Option.
This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
4.Term of Option.
This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.
5.Tax Consequences.
Regardless of any action the Company or the Optionee’s employer takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including but not limited to, the grant, vesting or exercise of the Option, the issuance of Shares pursuant to the exercise of the Option, the sale of Shares acquired under the Plan or the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Optionee’s participation in the Plan to reduce or eliminate the Optionee’s liability for Tax-Related Items or to achieve any particular tax result. Further, if the Optionee becomes subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, the Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(i)withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company and/or the Employer; or

(ii)withholding from proceeds of the sale of Shares acquired upon exercise either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization without further consent).
The Company may withhold or account for Tax-Related Items by considering maximum applicable rates, in which case the Optionee will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares.
Finally, the Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items.
6.Entire Agreement; Governing Law and Venue.
The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. This Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Option or the Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco City and County, California, or the federal courts for the United States for the Northern District of California and no other courts, where this grant is made and/or to be performed.
7.Acknowledgements. The Optionee acknowledges the following:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;
(b)the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;
(d)the Optionee’s participation in the Plan shall not create a right to further employment with the Company or the Employer and shall not interfere with the ability of the Company or the Employer to terminate the Optionee’s employment relationship at any time;
(e)the Optionee is voluntarily participating in the Plan;
(f)the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Subsidiary or affiliate of the Company;

(g)the Option grant and the Optionee’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Subsidiary or affiliate of the Company;
(h)the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(i)the value of the Shares acquired upon exercise may increase or decrease, even below the Exercise Price; and
(j)for Optionees who reside outside the U.S., the following additional provisions shall apply:
(i)the Option and the Shares subject to the Option are not intended to replace any pension rights;
(i)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of the Optionee’s employment by the Company or the Employer (whether or not in breach of employment laws in the country where the Optionee resides or is employed or the terms of the Optionee’s employment agreement, if any, and whether or not later found to be invalid) and in consideration of the grant of the Option to which the Optionee is otherwise not entitled, the Optionee irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Optionee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims;
(ii)in the event of termination of the Optionee’s employment (regardless of the reason for such termination and whether or not in breach of employment laws in the country where the Optionee resides or is employed or the terms of the Optionee’s employment agreement, if any, and whether or not later found to be invalid), the Optionee’s right to vest in the Option under the Plan, if any, will terminate effective as of the date that the Optionee is no longer actively providing services and will not be extended by any notice period mandated under employment laws in the country where the Optionee resides or is employed (e.g., active employment would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the country in which the Optionee resides or is employed or the terms of the Optionee’s employment agreement, if any); furthermore, in the event of termination of the Optionee’s employment (whether or not in breach of employment laws in the country where the Optionee resides or is employed or the terms of the Optionee’s employment agreement, if any, and whether or not later to be found invalid), the Optionee’s right to exercise the Option after termination of employment, if any, will be measured by the date of termination of the Optionee’s active services and will not be extended by any notice period mandated under employment laws in the country in which the Optionee resides or is employed or the terms of the Optionee’s employment agreement, if any; the Administrator shall have the exclusive discretion to determine when the Optionee is no longer actively providing services for purposes of the Option grant (including whether the Optionee may still be considered actively providing services while on an approved leave of absence);
(iii)the Option and the Shares subject to the Option are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and are outside the scope of the Optionee’s employment or service contract, if any; and

(iv)neither the Company nor the Employer nor any Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to the Optionee pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.
8.No Advice Regarding Grant.
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan or the Optionee's acquisition or sale of the underlying Shares. The Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
9.Data Privacy.
The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.
The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
The Optionee understands that Data will be transferred to E*Trade Financial Services, Inc. or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient's country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. The Optionees that reside outside the United States understand that they may request a list with the names and addresses of any potential recipients of the Data by contacting their local human resources representatives. The Optionee authorizes the Company, E*Trade Financial Services, Inc. and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing his or her participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionees who reside outside the United States understand that they may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing their local human resources representative. The Optionee understands that the Optionee is providing the consents herein on a purely voluntary basis. The Optionee further understand that if the Optionee does not consent or later seeks to revoke consent, the Optionee’s employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing consent is that the Company will not be able to grant the Optionee Options or other equity awards or administer or maintain such awards, and therefore such refusal or withdrawal may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.
10.Electronic Delivery.
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
By electronically accepting this Agreement and participating in the Plan, the Participant agrees to be bound by the terms and conditions of the Plan and this Agreement, including the Appendix. If the Participant does not accept this Agreement within ninety (90) days of the Date of Grant, this Agreement will be null and void following the ninetieth (90th) day after the Date of Grant and the Participant will have no right or claim to the Award.
11.Language.
If the Optionee has received this Option Agreement or any other document related to the Option and/or the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
12.Severability.
The provisions of this Option Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
13.Appendix.
Notwithstanding any provisions in the Option Agreement, the Option shall be subject to any special terms and conditions set forth in the Appendix for the Optionee’s country of residence. Moreover, if the Optionee relocates to one of the countries included in the Appendix during the life of the Option, the special terms and conditions for such country shall apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with the relevant laws concerning the issuance or sale of Shares or to facilitate the administration of the Plan. The Appendix constitutes part of the Option Agreement.
14.Imposition of Other Requirements.
The Company reserves the right to impose other requirements on the Option and the Shares acquired upon exercise of the Option, to the extent the Company determines it is necessary or advisable in order to comply with the relevant laws concerning the issuance or sale of Shares or to facilitate the administration of the Plan, and to require the Optionee to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.
15.Waiver.
The Optionee acknowledges that a waiver by the Company of breach of any provisions of this Option Agreement shall not operate or be construed as a waiver of any other provision of this Option Agreement, or of any subsequent breach by the Optionee or any other Participant.